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                                                                     EXHIBIT 1.1


                         ANADARKO PETROLEUM CORPORATION
                                 DEBT SECURITIES

                                 TERMS AGREEMENT
                                                              DATED: MAY 1, 2003

To:      Anadarko Petroleum Corporation
         1201 Lake Robbins Drive
         The Woodlands, Texas  77380
         Attention:  Senior Vice President, Finance

Re: Underwriting Agreement (Standard Provisions) Debt Securities 2001 Registration Statement on Form S-3 (File No. 333-86356, -01, -02, -03 and -04)

Title of Securities:  3.25% Notes due 2008

Indenture:        Indenture, dated as of March 9, 2001, between Anadarko
                  Petroleum Corporation (the "Company") and The Bank of New
                  York, as Trustee

Principal amount to be issued:      $350,000,000

Current ratings:                    Baa1/BBB+/BBB+ (Stable/Stable/Stable)

Interest rate:                      3.250%

Payable:                            November 1 and May 1, beginning November 1,
                                    2003

Date of maturity:                   May 1, 2008

Public offering price:              Varying prices to be determined at the time
                                    of each sale

Purchase price:                     99.850

Specified funds for payment of purchase price:       Same day DTC funds

Closing date and location:          May 6, 2003, New York City

Lock-up Period:                     None

Additional co-managers, if any:     None


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Subject to the terms and provisions of the above referenced Underwriting
Agreement, which is incorporated herein in its entirety and made a part hereof to the same extent as if such terms and provisions had been set forth in full herein, the Company agrees to sell to Deutsche Bank Securities Inc. and Deutsche Bank Securities Inc. agrees to purchase $350,000,000 principal amount of Securities.

Redemption provisions: The Company may not redeem the Securities prior to maturity.

Sinking fund requirements:          None

Conversion provisions:              None

         Initial conversion price:  N/A

         Initial conversion date:   N/A

         Final conversion date:     N/A

         Delivery date:             N/A

         Minimum Contract:          N/A

         Maximum aggregate principal amount:   N/A


Other terms:

Section 4 of the Underwriting Agreement is hereby amended by adding the following section:

         "(f) At the applicable Closing Time, there shall not have been any downgrading from the ratings specified in the Terms Agreement of any debt securities of the Company by any `nationally recognized statistical rating organization' (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating)."

Section 8 of the Underwriting Agreement is herby amended as follows:

1. Replace the words "any new outbreak of hostilities" in the second sentence with the words "any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress".

2. Add the words at the end of the second sentence "or (iii) any major disruption of settlements of securities or clearance services in the United States."


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         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between Deutsche Bank Securities Inc. and the Company in accordance with its terms.

                                              DEUTSCHE BANK SECURITIES INC.


                                              By:   /s/ Dean Bellissimo
                                                    ---------------------------
                                              Name:     Dean Bellissimo
                                              Title:    Director

                                              By:   /s/ Christopher T. Whitman
                                                    ---------------------------
                                              Name:     Christopher T. Whitman
                                              Title:    Managing Director

                                              Address for Notices:
                                                    31 West 52nd Street
                                                    New York, New York  10019

Accepted:

ANADARKO PETROLEUM CORPORATION

By: /s/ James R. Larson
   ---------------------------
Name:   James R. Larson
Title:  Senior Vice President, Finance



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